Exhibit 99.1

BioAge Labs Reports Full Year 2025 Financial Results and Provides Business Updates from the Fourth Quarter of 2025

Positive interim Phase 1 data for BGE-102, a potent, structurally novel, orally available, brain-penetrant small-molecule NLRP3 inhibitor, demonstrating potential best-in-class reductions in inflammatory biomarkers of cardiovascular risk; Phase 2a proof-of-concept trial planned to initiate in 1H 2026

Indication expansion for BGE-102 into ophthalmology; Phase 1b/2a proof-of-concept trial in diabetic macular edema planned to initiate mid-2026

Completed upsized follow-on public offering of $132.3 million with full exercise of the underwriters’ overallotment option in February 2026

EMERYVILLE, Calif., March 24, 2026 (GLOBE NEWSWIRE) -- BioAge Labs, Inc. ("BioAge”, "the Company"), a clinical-stage biopharmaceutical company developing therapeutic product candidates for metabolic diseases by targeting the biology of human aging, today provided financial results for the full year ended December 31, 2025 and business updates for the fourth quarter ended December 31, 2025.

"The past few months have been a defining period for BioAge as we delivered positive interim Phase 1 data for BGE-102 demonstrating potential best-in-class reductions in inflammatory biomarkers of cardiovascular risk, including hsCRP, IL-6, and fibrinogen," said Kristen Fortney, PhD, CEO and co-founder of BioAge. "These results support BGE-102's potential to deliver injectable-like anti-inflammatory efficacy in a convenient oral therapy, and we are advancing toward a Phase 2a proof-of-concept study in the first half of this year. We also expanded BGE-102 into ophthalmology, where its unique profile positions it as a potential 'pipeline in a pill' across cardiovascular, CNS, and ocular diseases. In parallel, we are actively advancing a follow-on NLRP3 inhibitor program to create optionality to address the many diseases driven by the inflammasome. With our upsized $132.3 million follow-on offering, we have further strengthened our balance sheet to support our expanding clinical programs."

Business Highlights

NLRP3 inhibitor clinical development

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In December 2025, BioAge announced positive interim data from the ongoing Phase 1 single ascending dose (SAD) / multiple ascending dose (MAD) trial of BGE-102, its oral, brain-penetrant NLRP3 inhibitor. BGE-102 was well tolerated across all doses, with dose-proportional pharmacokinetics supporting once-daily dosing, 90–98% suppression of IL-1β in an ex vivo whole blood assay at Day 14, and cerebrospinal fluid concentrations exceeding the IC90 at doses of 60 mg and above — a key differentiator from other NLRP3 inhibitors in development. The Company expanded the trial to include MAD cohorts in participants with obesity and elevated hsCRP.
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In January 2026, BioAge announced additional positive interim Phase 1 data from the first MAD cohort in participants with obesity and elevated hsCRP. At Day 14, BGE-102 120 mg once daily achieved an 86% median reduction in hsCRP, with 93% of participants reaching levels below 2 mg/L, a threshold for reduced cardiovascular risk.
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BGE-102 also achieved a 58% reduction in IL-6 and a 30% reduction in fibrinogen.
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Full Phase 1 data are anticipated in the first half of 2026.
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The Company plans to initiate a Phase 2a proof-of-concept trial in cardiovascular risk in the first half of 2026. The trial has been expanded to incorporate dose-ranging, with the goal of potentially enabling initiation of a Phase 3 registration study by the end of 2027. Phase 2a data are expected in the second half of 2026.

BGE-102 indication expansion into ophthalmology

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BioAge announced the expansion of its BGE-102 development program into ophthalmology, with an initial proof-of-concept study planned in patients with diabetic macular edema (DME). NLRP3 inflammasome activation is a central pathological feature in a range of retinal diseases. In preclinical models, oral BGE-102 demonstrated dose-dependent preservation of retinal vascular integrity, achieving near-complete protection from vascular leakage.
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The Company plans to initiate a Phase 1b/2a proof-of-concept trial in patients with DME in mid-2026, with results anticipated in mid-2027. The DME trial will run in parallel with the BGE-102 Phase 2a cardiovascular risk trial.

APJ agonist program advancement

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The Company continued to advance its oral and parenteral APJ agonist development strategy. Under the exclusive option agreement with JiKang Therapeutics announced in June 2025, BioAge and JiKang are jointly advancing a novel APJ agonist nanobody demonstrating at least 10-fold greater potency than apelin toward Investigational New Drug (IND)-enabling studies.

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In parallel, BioAge is progressing its proprietary portfolio of orally active APJ agonists for which it filed a U.S. provisional patent application in May 2025.
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BioAge intends to file the first IND for an APJ program by 2026 year end.

Upsized follow-on public offering

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In January 2026, BioAge completed an upsized follow-on public offering of 5,897,435 shares of common stock at a public offering price of $19.50 per share, generating gross proceeds of approximately $115.0 million. In February 2026, the underwriters exercised their overallotment option in full, purchasing an additional 884,615 shares of common stock at the public offering price, resulting in total gross proceeds from the offering of approximately $132.3 million. The offering was led by Goldman Sachs, Piper Sandler, and Citigroup. The Company estimates that the proceeds from this financing, together with our $285.1 million in cash, cash equivalents, and marketable securities as of December 31, 2025, will be sufficient to fund operations through 2029 based on its current operating plan.

Strategic partnerships and discovery platform

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BioAge's multi-year research collaboration with Novartis, focused on discovering novel therapeutic targets at the intersection of aging biology and exercise physiology, continued to advance, with multiple targets under evaluation.
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The Company progressed its strategic collaboration with Lilly ExploR&D for the development of therapeutic antibodies targeting novel metabolic aging targets identified through BioAge's discovery platform.
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BioAge continued to advance its initiative to comprehensively profile and analyze samples from the HUNT Biobank in Norway through its collaboration with Age Labs AS, generating molecular insights from more than 17,000 individual samples tracking the transition from health to disease over decades of lifespan.

Full Year 2025 Financial Results

Collaboration revenue was $9.0 million for the year ended December 31, 2025, compared to no revenue for the same period in 2024. The $9.0 million increase in collaboration revenue was the result of revenue recognized under our multi-year research collaboration with Novartis, as work commenced in 2025.

Research and development expenses were approximately $73.9 million for the year ended December 31, 2025, compared to $59.0 million for the same period in 2024. The $14.9 million increase in research and development expenses was primarily attributable to a $24.3 million increase in direct costs for other programs, primarily related to work performed under the Novartis Agreement and licensing, discovery and development activities related to our novel apelin receptor APJ agonist programs, and a $14.4 million increase in direct costs related to our BGE-102 program associated with IND-enabling activities, drug-product manufacturing and our ongoing Phase 1 SAD/MAD clinical trial. Further contributing to the increase in research and development expenses was a $1.2 million increase in personnel-related expenses, driven by stock-based compensation grants to employees, and a $1.4 million increase in allocated facility and other expenses primarily related to facility expenses for our new headquarters. These increases were partially offset by a $26.4 million reduction in azelaprag direct costs following termination of development in January 2025.

General and administrative expenses were $27.8 million for the year ended December 31, 2025, compared to $19.2 million for the same period in 2024. The $8.6 million increase was primarily attributable to a $3.9 million increase in personnel-related expenses, largely due to an increase in stock-based compensation expense associated with new option grants issued to employees, executives, board members and advisors, a $2.9 million increase in legal fees, a $1.2 million increase in franchise taxes and insurance, primarily related to our public company director and officer insurance policy, and a $0.6 million increase in information technology and equipment costs, primarily related to software expense.

Net loss was $80.6 million for the year ended December 31, 2025, or $2.24 per weighted-average common share outstanding, basic and diluted, compared to a net loss of $71.1 million, or $6.63 per weighted-average common share outstanding, basic and diluted, for the same period in 2024.

As of December 31, 2025, BioAge had approximately $285.1 million in cash, cash equivalents, and marketable securities. Based on our current operating plan, BioAge estimates that existing cash and cash equivalents will be sufficient to fund operations and capital expenses through 2029.

About BioAge Labs, Inc.

BioAge is a clinical-stage biopharmaceutical company developing therapeutic product candidates for metabolic diseases by targeting the biology of human aging. The Company's lead product candidate, BGE-102, is a potent, orally available, brain-penetrant small-molecule NLRP3 inhibitor being developed for cardiovascular risk and retinal diseases. A Phase 1 SAD/MAD trial of BGE-102 is underway, with topline data including additional MAD cohorts anticipated in 1H26. The Company is also developing long-acting injectable and oral small molecule APJ agonists for obesity. BioAge’s additional preclinical programs, which leverage insights from the Company’s proprietary discovery platform built on human longevity data, address key pathways involved in metabolic aging.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. All statements other than statements of historical fact contained in this press release, including without limitation statements regarding our plans to develop and commercialize our product candidates, including BGE-102 and our APJ programs, the potential for BGE-102 as a treatment for atherosclerotic cardiovascular disease risk reduction and diabetic macular edema and the expected timeline for data readouts from our ongoing Phase 1 clinical trial, the timing and results of our ongoing or planned preclinical studies and clinical trials, risks associated with clinical trials, including our ability to adequately manage clinical activities for BGE-102 and our APJ programs, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, the timing of and our ability to obtain and maintain regulatory approvals, the clinical utility of our future product candidates, our commercialization, marketing and manufacturing capabilities and strategy, our expectations about the willingness of healthcare professionals to use our product candidates, the sufficiency of our cash, cash equivalents, and marketable securities, general economic conditions, the impact of industry and market conditions on our operations, including fluctuating interest rates and inflation, increased volatility in the debt and equity markets, legislative or regulatory healthcare reforms in the United States, significant political, trade or regulatory developments, including tariffs, federal government shutdowns, or shifting priorities within the U.S. Food and Drug Administration, cybersecurity incidents, and global regional conflicts, and the plans and objectives of management for future operations and capital expenditures are forward-looking statements.

The forward-looking statements in this press release are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in BioAge’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on March 24, 2026, and BioAge’s other filings with the SEC filed from time to time.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. BioAge undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

PR: Chris Patil, media@bioagelabs.com

IR: Dov Goldstein, ir@bioagelabs.com

Partnering: partnering@bioagelabs.com

Web: https://bioagelabs.com

BIOAGE LABS, INC.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share information)

	For the Year Ended
	December 31,
	2025	2024
Collaboration Revenue	$8,995	$—
Operating expenses:
Research and development	73,966	59,036
General and administrative	27,809	19,158
Total operating expenses	101,775	78,194
Loss from operations	(92,780)	(78,194)
Other income (expense), net:
Interest expense	(697)	(2,367)
Interest and other income (expense), net	13,086	9,629
Gain (loss) from changes in fair value of warrants	(214)	73
Loss on extinguishment of debt	—	(250)
Total other income (expense), net	12,175	7,085
Net loss	$(80,605)	$(71,109)
Net loss per share attributable to common stockholders, basic and diluted	(2.24)	$(6.63)
Weighted-average common shares outstanding, basic and dilutive	35,932,914	10,726,521
Comprehensive loss:
Net loss	(80,605)	(71,109)
Unrealized holding gains on available-for-sale investments	122	—
Foreign currency translation adjustment	(89)	81
Total other comprehensive income	33	81
Total comprehensive loss	$(80,572)	$(71,028)

BIOAGE LABS, INC.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share information)

	December 31,	December 31,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$188,888	$354,349
Marketable securities, current	92,210	—
Accounts receivable	769	—
Prepaid expenses and other current assets	4,926	2,754
Total current assets	286,793	357,103
Investments	100	100
Marketable securities	4,032	—
Property and equipment, net	963	591
Operating lease right-of-use assets	2,785	200
Other assets	216	240
Total assets	$294,889	$358,234
Liabilities
Current Liabilities:
Accounts payable	$2,674	$1,996
Accrued expenses and other current liabilities	8,480	11,751
Current portion of term loan	2,648	6,000
Operating lease liabilities, current	582	202
Deferred revenue, current	5,754	7,826
Total current liabilities	20,138	27,775
Deferred revenue	—	4,674
Term loan	—	2,502
Warrant liability	370	156
Operating lease liabilities	2,330	—
Total liabilities	22,838	35,107
Commitments and Contingencies (Note 8)
Stockholders’ Equity
Preferred stock, $0.00001 par value; 10,000,000 shares authorized as of December 31, 2025 and December 31, 2024; no shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.00001 par value; 500,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 37,386,908 and 35,850,037 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in-capital	605,189	575,693
Accumulated other comprehensive income	278	245
Accumulated deficit	(333,416)	(252,811)
Total stockholders’ equity	272,051	323,127
Total liabilities and stockholders’ equity	$294,889	$358,234